CONSULTANT: (initial) - PAGE 1 - COMPANY: (initial) INDEPENDENT CONTRACTOR AND RELEASE AGREEMENT This Agreement is entered into as of March 8, 2025 (hereinafter “Effective Date”), by and between Five 9, Inc., a Delaware corporation (hereinafter, the “Company”), and Dan Burkland (hereinafter “Consultant”). WITNESSETH: Whereas, Consultant’s employment with the Company ceased immediately prior to the Effective Date based on Consultant’s voluntary retirement; Whereas, Company now desires to engage and to obtain the full benefit of the services of Consultant as an independent contractor, in the performance of activities set forth herein; Whereas, Consultant desires, as an independent contractor, to provide Company with the full benefit of his services; Now, therefore, in consideration of mutual promises and agreements herein contained, Company and Consultant agree as follows: 1. SERVICES: Consultant shall perform for Company the Services described in Appendix A, Section I, attached hereto and incorporated by reference herein ("Services") for the term of this Agreement as set forth in Section 4. Services shall also include, without limitation, the preparation and delivery to Company of such reports as to the progress in performing Services as may from time to time be requested by Company. Services shall be performed at such place or places as Company may from time to time designate. 2. CONFIDENTIALITY: (a) Consultant agrees to execute the Non-Disclosure Agreement attached hereto as Appendix B with Company as a necessary precondition of entering into this Agreement to provide the services. Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with Company’s Confidential Information (as defined in the Non-Disclosure Agreement attached hereto as Appendix B). Company’s Confidential Information shall be safeguarded by Consultant at least to the same extent that Consultant safeguards material and data relating to Consultant's own business and personal matters. Consultant agrees that prior to subcontracting any of the services to any third parties, consultants or other that any such entities are subject to and have agreed to protect all of Company’s Confidential Information pursuant to terms and conditions no less restrictive than as provided herein. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 2 - COMPANY: (initial) (b) Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with the Company’s trade secrets, including, but not limited to, customer lists, pricing information, business methodologies, patent, copyright, proprietary information, techniques, designs, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products of the Company, as well as data relating to the business of Company or Company's clients, (hereinafter "Trade Secrets"). Trade Secrets are secret, confidential and proprietary to Company and will have been disclosed to Consultant or obtained by him in confidence and trust for the sole purpose of using the same for the sole benefit of Company and Company's customers. During and after the course of this Agreement (other than as authorized in the course of performing Services under this Agreement), Consultant agrees to treat all such Trade Secrets as Confidential Information in accordance with the terms of the Non-Disclosure Agreement. 3. INTELLECTUAL PROPERTY (a) Definitions. Consultant acknowledges that during the term of this Agreement, he will have access to and become acquainted with the Company’s “Intellectual Property” which includes, but is not limited to, every concept, development, design, process, computer program, invention, procedure, system, writing, drawing, plan, know-how, trade secret, customer list, data, market research, product or service details, economic information, or any other intangible asset of value, which are in any way related to the business of the Company or which are created, developed, invented or written by Consultant for the purpose of performing the Services under this Agreement. (b) Ownership by Company. Consultant agrees to assign, and does hereby assign, to Company Consultant’s entire right, title, ownership and interest in and to any and all Intellectual Property and Trade Secrets, whether or not patentable or registrable under copyright, trademark or similar laws, which Consultant may solely or jointly conceive, develop, or reduce to practice, or cause to be conceived, developed, or reduced to practice (i) to the extent based on any information received from Company or (ii) that are developed in the conduct of the Services or any other services for Company (hereinafter “Developments”). Consultant shall promptly disclose in writing to Company each Development and agrees to treat all such Developments as Confidential Information in accordance with the terms of the Non-Disclosure Agreement. Each copyrightable work, to the extent permitted by law, will be considered a “work made for hire” under the United States Copyright Act, and the copyright of such work shall be solely in Company’s name. Consultant understands and agrees that the decision whether or not to commercialize or market any Developments is within Company’s sole discretion and for Company’s sole benefit and that no Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 3 - COMPANY: (initial) royalty will be due to Consultant as a result of Company’s efforts to commercialize or market any such Developments. (c) License Under Pre-Existing Rights. Consultant agrees that if, in the course of performing the Services, Consultant incorporates into Developments any improvement, development, concept, discovery, or other proprietary information owned by Consultant or in which Consultant has an interest prior to the Effective Date hereof (“Pre-Existing Item”), Company is hereby granted and shall have a non-exclusive, royalty free, perpetual, irrevocable, worldwide license to make, have made, make derivative works of, reproduce, display, perform, use, offer for sale, have offered for sale, sell, and import such Pre-Existing Item but only as part of or in connection with such Developments. 4. INDEMNIFICATION: (a) Indemnity. Consultant shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs and expenses (including but not limited to attorneys’ fees) resulting from any and all third-party actions, suits, claims, or other legal proceedings arising out of the actions or inactions of Consultant in performing the Services. (b) Intellectual Property Indemnification. Consultant shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs, and expenses (including but not limited to attorneys' fees) resulting from any actions, suits, claims, or other legal proceedings in which it is determined, or any settlement agreement arising out of the allegation, that Consultant’s furnishing or supplying Company with Intellectual Property and/or Trade Secrets constitutes an infringement of any patent, copyright, trademark, trade name, trade secret, or other proprietary or contractual right of any third party. Company agrees to compensate Consultant a mutually agreeable, reasonable rate for any time Consultant actually spends in response to a specific request for assistance by Company under this Section 4(b). If Consultant’s interest in any Development is subordinate to another party, or if Consultant’s interest in any Development has been released to another party pursuant to a pre-existing contract or governmental regulation, Consultant agrees to notify Company and take whatever steps Company deems necessary to convert or transfer such third party’s interest in such Development to Company under the terms of this Agreement. Furthermore, if for any reason Company is unable to obtain Consultant’s execution of any paper necessary or helpful to prepare, file, prosecute, obtain, enforce and/or defend such Intellectual Property rights, Consultant hereby conveys to Company his power of attorney only for the purpose of executing any such papers necessary to do same. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 4 - COMPANY: (initial) 5. TERM: (a) This Agreement shall begin on the Effective Date and shall terminate September 7, 2025, unless the Company in its sole discretion offers Consultant an extension in writing and Consultant accepts the terms of such extension in writing; provided, however, that this Agreement shall terminate immediately if the release agreement attached as Appendix C hereto does not become effective following its execution by Consultant within the time frame set forth therein. (b) Consultant may terminate this Agreement upon giving the Company notice at least thirty (30) days prior to the effective date of such termination. The Company may terminate this Agreement with at least thirty (30) days prior notice to Consultant if Consultant breaches this Agreement or Consultant engages in conduct that constitutes “Cause” as such term is defined in the Company’s 2014 Equity Incentive Plan. (c) Restricted Activities: (1) During the term of this Agreement, Consultant agrees that Consultant will not, in the capacity of a partner, associate, principal, joint venturer, agent, employee, representative, consultant, manager, adviser, trustee, beneficiary, director, officer, member, shareholder, unitholder or other security holder, engage or attempt to engage in in a Competitive Business Activity anywhere in each and every country, province, state, city, or other similar political subdivision of the world in which the Company or any of its affiliates has carried on its business prior to the Effective Date. (2) For purposes of this clause (c), “Competitive Business Activity” means directly or indirectly: (i) engaging in, or managing, advising, instructing or directing entities or persons engaged in, any business that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any service or product that is competitive with or readily substitutable for any product or service provided by the Company in its business on or prior to the Effective Date, including but not limited to with any competitor of the Company; (ii) acquiring or having an ownership interest in any entity that designs, develops, markets, licenses, distributes, sells, implements, maintains or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company in its business prior to or on the Effective Date, except for passive ownership of (A) 1% or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or whose equity securities are listed on any major national or international stock exchange (a “Public Company”) or (B) 3% or less of any entity other than a Public Company; (iii) participating in any capacity in the financing, operation, management or control of any entity that designs, develops, licenses, markets, distributes, sells, implements or supports any product or service that is competitive with or readily substitutable for any product or service provided by the Company Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 5 - COMPANY: (initial) on or prior to the Effective Date; or (iv) utilizing knowledge of the Company’s business or relationships with customers, suppliers, partners, licensors, licensees or others to engage or facilitate others to engage in any facet of the Business in the territories described above. (3) Consultant acknowledges and agrees that if Consultant should breach the covenant in this clause (c), irreparable loss and injury could result to the Company and its affiliates, and that damages arising from such a breach would be difficult to ascertain. Consultant therefore agrees that, in addition to all other remedies provided at Law or at equity, including terminating the benefits provided to Consultant under this Agreement, the Company and its affiliates may obtain from a court of law or equity all necessary temporary, preliminary and permanent injunctive relief to prevent or redress a breach or threatened breach by Consultant of such covenant without the necessity of proving irreparable loss or damages or posting a bond. 6. COMPENSATION: (a) Company shall pay to Consultant, as full and complete compensation for all Services performed by Consultant hereunder, at the rate described in Appendix A, Section II, entitled Compensation, for all efforts expended by Consultant in performance of Services hereunder. (b) Company shall not reimburse Consultant for expenses incurred by Consultant in connection with the performance of Services under this Agreement, unless the nature and amount of such expense has been expressly approved in writing by Company prior to Consultant's incurring the same. 7. ASSIGNMENT: It is mutually acknowledged that this Agreement contemplates the services of Consultant and, accordingly, this Agreement or any rights or obligations hereunder or interest herein may not be assigned, transferred or otherwise delegated by Consultant without the express prior written consent by Company. Any attempted sale, assignment, transfer, conveyance, or delegation by Consultant in violation of this Section 6 shall be void. 8. STATUS OF CONSULTANT: (a) Consultant enters this Agreement as, and intends to continue to be, an independent contractor. Consultant acknowledges that as an independent contractor he is undertaking certain risks of loss not associated with an employment relationship. Similarly, Consultant acknowledges that he is not eligible for any vacation, sick-leave, and other benefits normally extended by Company to its employees. The Company will cover certain COBRA related costs for you and your dependents subject to the terms, time period and restrictions specified on Appendix A, Section II hereto. Under no circumstances shall Consultant look to Company or a customer or business partner of Company as its employer, nor shall Consultant hold himself out as an employee, agent, etc. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 6 - COMPANY: (initial) of either Company or a customer or business partner of Company, and Consultant is not an employee or agent of the Company or any Customer or business partner of the Company. (b) Consultant will be solely responsible for payment of all taxes owed, including payment, if any, of all applicable employment related taxes and Worker's Compensation Insurance (i.e., FICA, Federal, State, Local, etc.). 9. EQUIPMENT AND FACILITIES: Consultant may use equipment and facilities of the Company provided such are available and solely at the Company’s discretion. In the event of voluntary or involuntary termination of this Agreement, all equipment and/or other property of Company, including without limitation all code, development tools, and other technology that were supplied by Company, or a client of Company, to Consultant, as well as notes, reports, documentation, and drawings pertaining to such code and technologies, or other Intellectual Property and Trade Secret information shall be returned to Company by Consultant upon effective date of termination. Consultant shall be responsible for providing his own software and hardware as required for performance of services described in Appendix A. In the event that consultant does not possess items which are deemed necessary, Company may purchase them and then retain ownership after the consulting period elapses. 10. ARBITRATION: Any and all disputes arising out of and/or relating in any way to the interpretation or performance of this Agreement and/or Services provide pursuant to this Agreement shall be resolved at the request of either party through binding arbitration through JAMS and conducted in Alameda County, California, in accordance with the JAMS Arbitration Rules and Procedures. Judgment upon any award by the arbitrators may be entered by the state or federal court having jurisdiction. The parties intend that this Agreement to Arbitrate be irrevocable. 11. ATTORNEY’S FEES: In the event any legal action, including arbitration, is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses. 12. NOTICES: Any notices, authorizations, and requests made in connection with the subject matter of this Agreement shall be in writing and shall be effective when delivered personally to the other party for whom intended, or within five (5) days following deposit of same into the United States mail, certified mail, return receipt requested, first class postage prepaid, addressed to such party at the address set forth below its signature to this Agreement. Either party may designate a different address by notice to the other party given in accordance herewith. 13. COOPERATION; Consultant agrees to be available to and cooperate with the Company in any Company internal investigation or administrative, regulatory, or judicial proceeding, arbitration or other settlement or dispute that relates to events occurring during Consultant’s employment by the Company or during Consultants time as a consultant to the Company or about which the Company otherwise believes Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 7 - COMPANY: (initial) Consultant may have relevant information, and Consultant agrees to provide full and accurate information and reasonable assistance with respect to the same. In the event that the Company asks for Consultant’s cooperation in accordance with this Section, the Company agrees to reimburse (or advance, as reasonably needed) Consultant for reasonable travel expenses, including lodging and meals, upon submission of receipts to the Company for such expenses. Further, Consultant shall not knowingly encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, lawsuits, complaints, or other adverse claims or actions by any non-governmental third party against any of the Released Parties which include the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns and will not provide any information to any non-governmental third party concerning any of the Released Parties, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to the same. Consultant agrees to notify the Company via email to Tiffany Meriweather, Interim Chief Legal Officer, (tiffany.meriweather@five9.com) in the event of any requests for information or testimony that Consultant receives in connection with any of the foregoing. If in connection with a request for cooperation or assistance, Consultant reasonably believes, after consultation with competent counsel, that he faces a conflict of interest as between himself and the Company under the applicable ethical rules, Company will pay for Consultant’s representation by a mutually agreed upon counsel. 14. GENERAL PROVISIONS: (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. (b) This Agreement may not be changed or modified, in whole or part, except by a writing signed by both parties. (c) If any provision of this Agreement shall be found to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect. (d) Without in any way limiting the remedies available to the Company, Consultant agrees if it breaches or threatens to breach this Agreement, the Company shall have the right to obtain an injunction against the Consultant. (e) This Agreement, together with Appendix A, B, and C, sets forth the entire understanding between the parties with respect to the subject matter hereof. It replaces and supersedes any other agreement, representation, or promise which may have existed between the parties. (f) This Agreement is binding upon and shall insure the benefit of the legal successors and assigns of the parties. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 8 - COMPANY: (initial) IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date. FIVE9, Inc.: CONSULTANT: By: By: Name: Name: Title: Title: Date: Date: Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3 President 2/7/2025 | 06:57 PST Dan Burkland 2/7/2025 | 07:05 PST Chief People Officer Tricia Yankovich

CONSULTANT: (initial) - PAGE 9 - COMPANY: (initial) APPENDIX A Section I ("Services") In the foregoing description “you” and “your” refer to “Company” and “Company’s” respectively. “I” refers to “Consultant”. The Services to be performed by Consultant under this Agreement shall be as follows: Consultant shall work under the direction of the Company’s Chief Operation Officer, or such individuals as designated by the Company, to provide transition and advisory services requested by the Company in the areas of sales, marketing, partnerships and customer relationships. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 10 - COMPANY: (initial) Section II ("Compensation") Compensation to Consultant as full and complete consideration for Services rendered under this Agreement shall be as follows:  Bill rate of $500.00 per hour, provided Consultant provides reasonably detailed time records to support same.  Project engagement and scope will be determined by the Chief Operation Officer  If you timely elect continued coverage under the Company’s applicable health and welfare plans pursuant to Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the Company will cover the monthly COBRA premiums for you and your dependents until the earliest of (i) the date you cease providing services as a Consultant under this Consulting Agreement, (ii) the expiration of your eligibility for continuation coverage under COBRA, or (iii) the date you become eligible for comparable health insurance coverage under a group health plan maintained by a subsequent employer (the “COBRA Payment Period”). You must immediately notify the Company if you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Payment Period.  As long as you continue to provide services under this Consulting Agreement, your service will constitute “Continuous Service” under the terms of your equity award agreements and, accordingly, you will continue to vest in your currently issued and outstanding Company equity awards during the period of such service. This means that if you continue to provide services as a Consultant under this Consulting Agreement through such periods, your equity awards will vest as scheduled on June 3, 2025 and September 3, 2025, for example. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 11 - COMPANY: (initial) APPENDIX B Non-Disclosure Agreement Consultant agrees to enter into this Non-Disclosure Agreement, or NDA, effective as of February 8, 2025, as a necessary precondition to providing services to the Company. In the foregoing description “you” and “your” refer to “Company” and “Company’s” respectively. “I” or “me” refers to “Consultant”. 1. Confidential Information: I realize that my position with the Company creates a relationship of high trust and confidence with respect to Confidential Information owned by the Company, its clients or suppliers that may be learned or developed by me while employed by the Company. I further acknowledge that my access to such Confidential Information is contingent upon my execution of this NDA. For purposes of this NDA, "Confidential Information" includes all information that the Company desires to protect and keep confidential or that the Company is obligated to third parties to keep confidential, including but not limited to "Trade Secrets" to the full extent of the definition of that term under California law. It does not include "general skills, knowledge and experience" as those terms are defined under California law. 2. Protection of Confidential Information. I acknowledge that the Company claims its Confidential Information as a special, valuable and unique asset. I will keep in confidence all Confidential Information and will not directly or indirectly disclose to any third party or use for my own benefit, or use for any purpose other than to provide services pursuant to the Agreement, any Confidential Information I receive from the Company. 3. Compelled Disclosure. Should I be faced with legal action to disclose Confidential Information received under this NDA, I shall promptly notify the Company and, upon the request of the latter, shall cooperate with the Company in contesting such a disclosure. Except in connection with failure to discharge the responsibilities set forth in the preceding sentence, neither party shall be liable in damages for any disclosures pursuant to such legal action. 4. Return of Confidential Information. All information furnished under this NDA shall remain the property of the Company and shall be returned to it or destroyed promptly at its request together with all copies made of such information by me. All documents, memoranda, notes and other writings whatsoever prepared by me based on Confidential Information shall be destroyed upon request of the Company and such destruction shall be certified in writing to the Company. 5. No License. No license under any patents, copyrights or mask rights is granted or conveyed by Company’s transmitting Confidential Information to me or other information to me under this NDA, nor shall such a transmission constitute any representation, warranty, assurance, guaranty or inducement by the Company to me with respect to infringement of patent or other rights of others. I agree to assign, and do hereby assign, to Company my entire right, title, ownership and interest in and to any and all intellectual Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 12 - COMPANY: (initial) property and Trade Secrets, whether or not patentable or registrable under copyright, trademark or similar laws, which I may solely or jointly conceive, develop, or reduce to practice, or cause to be conceived, developed, or reduced to practice (i) to the extent based on any information received from Company or (ii) that are developed in the conduct of the Services or any other services for Company (hereinafter “Developments”). I will promptly disclose in writing to Company each Development and agrees to treat all such Developments as Confidential Information in accordance with the terms of the Non- Disclosure Agreement. Each copyrightable work, to the extent permitted by law, will be considered a “work made for hire” under the United States Copyright Act, and the copyright of such work shall be solely in Company’s name. I understand and agree that the decision whether or not to commercialize or market any Developments is within Company’s sole discretion and for Company’s sole benefit and that no royalty will be due to me as a result of Company’s efforts to commercialize or market any such Developments. 6. Equitable Relief. I acknowledge that my breaching this NDA may result in immediate and irreparable harm to the Company, for which there will be no adequate remedy at law, and you shall be entitled to equitable relief to compel me to cease and desist all unauthorized use and disclosure of your Confidential Information. 7. Governing Law. This NDA shall be governed by and construed in accordance with the laws of the State of California exclusive of its choice of law principles. 8. Term and Termination. This NDA shall commence on the Effective Date of this Agreement and shall continue until the Agreement is terminated. Consultant’s respective obligations of non-disclosure and non-use under Section 2 of this NDA shall commence with respect to each item of Confidential Information on the date of disclosure of such item, and shall continue for a period of three (3) years thereafter, notwithstanding the earlier termination of this NDA. 9. Miscellaneous. This NDA shall not be amended or modified except by a writing duly executed by both parties. All notices under this NDA shall be deemed to have been duly given upon actual receipt by the persons executing this NDA at the address set forth below. Neither party may assign this NDA without the other party's prior written consent, and any assignment in violation of this NDA shall be void. The language of this NDA shall not be construed for or against either party. The headings are not part of this NDA. This NDA may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Notwithstanding anything in this NDA to the contrary, (a) nothing in this NDA or otherwise limits Consultant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this NDA prevents Consultant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

CONSULTANT: (initial) - PAGE 13 - COMPANY: (initial) clarity Consultant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute and deliver this NDA. FIVE9: CONSULTANT: By: By: Name: Name: Title: Title: Date: Date: Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3 Dan Burkland President 2/7/2025 | 06:57 PST Chief People Officer 2/7/2025 | 07:05 PST Tricia Yankovich

C-1 APPENDIX C Release Agreement I understand that this Release Agreement (this “Release”) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by Five9, Inc. (the “Company”) or an affiliate of the Company that is not expressly stated herein or therein. I hereby acknowledge and agree to the following: (a) My employment with the Company ceased effective March 7, 2025 pursuant to my voluntary retirement (“Employment Severance Date”) and I will be paid all salary due to me through the Employment Severance Date. I am not entitled to any benefits or severance under the Company’s 2019 Key Employee Severance Benefit Plan. (b) I am entering into an independent contractor agreement (“Consulting Agreement”) with the Company effective immediately following the Employment Severance Date; provided, however, that the benefits set forth in the Consulting Agreement will no longer be provided if I breach the terms of this Release. I hereby confirm my obligations under my Proprietary Information Agreement. Except as otherwise expressly set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (“Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the severance of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees or other claims arising under the California Labor Code, including the Private Attorneys General Act, the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended). To the maximum extent permitted by law, the Release includes all claims of Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

C-2 every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. By releasing such claims, I expressly waive the protections of Section 1542 of the Civil Code (or any other statute or legal doctrine purporting to limit the scope of a general release) which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or similar state agencies, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding before such entities. I further understand that nothing in this Release Agreement is intended to interfere with or discourage my good faith disclosure to any governmental entity related to a suspected violation of the law, or ability to recover monetary payment for such disclosure. Notwithstanding anything in this Release to the contrary, (a) nothing in this Release or otherwise limits my right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd- Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this Release prevents me from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity I am not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. I understand that I cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or confidential or proprietary information so long as the disclosure is made in (1) confidence to a federal, state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) a complaint or other document filed in a lawsuit or other proceeding, so long as such filing is made under seal. I further understand that the Company will not retaliate against me in any way for a disclosure made pursuant to this paragraph. Further, in the event I make such a disclosure, and file a lawsuit against the Company alleging that the Company retaliated against me because of his disclosure, I understand that I may disclose the relevant Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

C-3 trade secret or confidential information to my attorney, and may use the same in the court proceeding only if (1) I ensure that any court filing that includes the trade secret or confidential information at issue is made under seal; and (2) I do not otherwise disclose the trade secret or confidential information except as required by court order. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Consulting Agreement for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release. I agree that I will not disparage, defame or otherwise detrimentally comment upon the Releasees or investors in the Company, including their business practices or products, in any manner. I acknowledge that such comment would cause serious damage to the Company and any breach of this provision shall constitute a material breach of this Release. Other than as expressly set forth herein, I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3

C-4 I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me. PARTICIPANT: Dan Burkland By:_____________________________ Date:____________________________ COMPANY By: _____________________________ Name: Title: Date: Docusign Envelope ID: 237E735E-34C0-4752-BBBC-B4EA5E47C3C3 2/7/2025 | 06:57 PST 2/7/2025 | 07:05 PST Chief People Officer Tricia Yankovich